SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)              May 18, 2001
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                              ALFACELL CORPORATION
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             (Exact name of registrant as specified in its charter)


   Delaware                        0-11088                     22-2369085
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(State or other               (Commission file          (IRS Identification No.)
jurisdiction of                    Number)
incorporation)


        225 Belleville Avenue, Bloomfield, New Jersey       07003
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        (Address of principal executive offices)          (Zip Code)


        Registrant's telephone number, including area code (973) 748-8082
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                                       N/A
          (Former name or former address, if changed since last report)

Item 5. Other Events

Alfacell Corporation, a Delaware corporation, announced that it has extended the expiration date of warrants to purchase an aggregate of 1,168,575 shares of common stock issued in a 1998 Private Placement from May 19, 2001 to August 17, 2001. In addition, Alfacell has also extended the expiration date of 114,708 warrants to purchase units consisting of (i) 229,416 shares of common stock and
(ii) warrants to purchase an aggregate of 116,208 shares of common stock issued to the placement agent in the 1998 Private Placement from May 19, 2001 to August 17, 2001. Pursuant to the warrant agreements which govern the warrants and the unit purchase warrant agreement which governs the placement agent warrants, the Company has the unilateral right to extend the exercise term of such warrants. All other terms and conditions of the warrants will remain unchanged.

Statements contained herein that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which would cause actual results to differ materially from estimated results. Such risks and uncertainties are detailed in the Company's filings with the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 18, 2001

                                                      ALFACELL CORPORATION
                                             -----------------------------------
                                                          (Registrant)


                                             By:  /s/ KUSLIMA SHOGEN
                                                  ------------------------------
                                                  Kuslima Shogen
                                                  Chief Executive Officer